Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO Jo-Ann Stores, Inc. 330/656-2600 http://www.joann.com	Don Tomoff Vice President, Finance Jo-Ann Stores, Inc. 330/463-6815

JO-ANN STORES ANNOUNCES FEBRUARY SALES RESULTS

HUDSON, OH – March 2, 2005 — Jo-Ann Stores, Inc. (NYSE: JAS), the leading national fabric and craft retailer, reported today that February net sales increased 4.0% to $128.5 million from $123.6 million in the same period last year. February same-store sales increased 1.6% compared to a same-store sales increase of 12.0% last year.

The Company will report its fourth-quarter and full year fiscal 2005 results on March 7, 2005. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. In addition to a discussion of the Company’s fiscal year 2005 results, management will provide further detail into its outlook for fiscal year 2006 on the conference call. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 730 Jo-Ann Fabrics and Crafts traditional stores and 120 Jo-Ann superstores.

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